                                                            Exhibit No. 22


                          MARRIOTT INTERNATIONAL, INC.

                        Special Meeting of Shareholders

                                 March 20, 1997

                       REPORT OF INSPECTORS OF ELECTIONS


         We, the undersigned, duly appointed to act as Inspectors of Elections, hereby report as follows:

         That the Special Meeting of Shareholders of Marriott International, Inc. (the "Company") was held at the Westfields Marriott Conference Center, 14750 Conference Center Drive, Chantilly, Virginia, on the 20th day of March, 1998, at 10:00 a.m., local time; and

         That before entering upon the discharge of our duties as Inspectors of Elections at the meeting, we took an oath of office which is attached hereto; and

         That we inspected the signed proxies and ballots used at the meeting and found the same to be in proper form; and

         That there were present, either in person or by proxy, holders of 104,259,918 common shares out of 125,415,165 common shares outstanding as of the close of business on January 28, 1998; and

         That the votes cast for, against and abstaining on Proposal One:
Approval of (a) the spinoff of New Marriott, (b) the acquisition of Sodexho North America, (c) the amendment of the Company's certificate of incorporation and bylaws; and (d) the amendment of New Marriott's certificate of incorporation and bylaws; and

              FOR                 AGAINST               ABSTAIN
              ---                 -------               -------
           89,235,072           14,637,884              386,962

         That the votes cast for, against and abstaining on Proposal Two:
Ratification of Pierre Bellon, Bernard Carton, Edouard de Royere, William J. Shaw, Charles D. O'Dell, John W. Marriott III, Doctor R. Crants and Daniel J. Altobello as directors of SMS, effective upon the consummation of the Transactions; and

              FOR                 AGAINST               ABSTAIN
              ---                 -------               -------
          102,302,028            1,272,720              685,090

         That the votes cast for, against and abstaining on Proposal Three:
Ratification of Gilbert M. Grosvenor, Richard E. Marriott, Harry J. Pearce, J.W. Marriott, Jr., W. Mitt Romney, William J. Shaw, Dr. Henry Cheng Kar-Shun, Floretta Dukes McKenzie, Roger W. Sant and Lawrence M. Small as directors of New Marriott; and

              FOR                 AGAINST               ABSTAIN
              ---                 -------               -------
          102,516,689            1,111,057              632,092

         That the votes cast for, against, and abstaining on Proposal Four:
Ratification of the New Marriott 1998 Comprehensive Stock and Cash Incentive Plan and the reservation of shares pursuant to such plan; and

              FOR                 AGAINST               ABSTAIN
              ---                 -------               -------
           67,802,066           35,712,300              745,472

         That the votes cast for, against and abstaining on Proposal Five:
Ratification of the appointment of Price Waterhouse LLP as independent auditors of SMS effective upon consummation of the Transactions; and

              FOR                 AGAINST               ABSTAIN
              ---                 -------               -------
          103,064,853              635,131              559,854

         That the votes cast for, against and abstaining on Proposal Six:
Ratification of the appointment of Arthur Andersen LLP as independent auditors of New Marriott.

              FOR                 AGAINST               ABSTAIN
              ---                 -------               -------
          103,038,558              688,485              532,795

         That at least two-thirds (or 66 2/3 percent) of the outstanding shares of Company common stock voted FOR Proposal One; and


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


         That the majority of the outstanding shares of Company common stock voted FOR Proposals Two through Six.

    All defined terms used herein shall have the same meanings as set forth in the Company's Proxy Statement.


                                                      Respectfully Submitted,


                                                 /s/ Kathleen D. Whelply
                                             --------------------------------
                                                          Kathleen D. Whelply
                                                        Inspector of Election



                                                   /s/ Charles D. Keryc
                                             --------------------------------
                                                             Charles D. Keryc
                                                        Inspector of Election


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